EXHIBIT 31.1

                          e-SMART TECHNOLOGIES, INC.

                     CERTIFICATIONS PURSUANT TO SECTION 302
                       OF THE SARBANES-OXLEY ACT OF 2003


I, Mary A. Grace, the Registrant's Chief Executive and Chief Financial Officer, certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of e-Smart Technologies, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this quarterly report; and

     4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrant and have:

          a) Designed and recently commenced the implementation of such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this quarterly report is being prepared; and

          b) Evaluated the increasing effectiveness of the Registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation.


Dated:  August 16, 2004

/s/     Mary A. Grace
-------------------------------------
Chief Executive Officer
and Chief Financial Officer